Exhibit 10.1

AMENDMENT NO. 1 TO

AMENDED AND RESTATED

EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment No. 1 to the Amended and Restated Executive Employment Agreement (this “Amendment Agreement”), and effective on December 15, 2011, is by and between Orange 21 Inc., a Delaware corporation (the “Company”), and Michael Marckx (the “Executive”). Each party is sometimes individually referred to in this Amendment as a “Party” and collectively as the “Parties.”

RECITALS:

WHEREAS, the Company and the Executive are parties to that certain Amended and Restated Executive Employment Agreement dated as of October 31, 2011 and effective as of December 15, 2011 (the “Employment Agreement”).

WHEREAS, the Parties now desire to amend the Employment Agreement as set forth in this Amendment Agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment Agreement and intending to be legally bound, the Parties agree as follows:

1. Capitalized terms not otherwise defined in this Amendment Agreement shall have the respective meanings ascribed to them in the Employment Agreement.

2. Section 2(b) of the Employment Agreement is hereby amended and restated in its entirety as follows:

b. Annual Bonus Potential. During fiscal 2011, in further consideration of the Services to be rendered under this Agreement, Executive shall be eligible to receive a cash bonus of up to One Hundred Fifty Thousand Dollars ($150,000) based on the sole discretion of the Board or its Compensation Committee (“Annual Bonus”). For sake of clarity, the 2011 bonus shall not impact the amount of the 2012 bonus referenced below. The Annual Bonus, if any, will be paid to Executive within two and one-half months of the end of the fiscal year with respect to which the Annual Bonus relates. To earn any Annual Bonus, Executive must remain employed with the Company through the end of the fiscal year with respect to which the Annual Bonus relates.

During each full fiscal year of the Term (commencing 2012), in further consideration of the Services to be rendered under this Agreement, Executive shall be eligible to receive combined total annual bonus (“Total Potential Bonus”) of up to one hundred percent (100%) of Salary, or an increment thereof, in part upon achievement of goals to be recommended by and approved by the Compensation Committee in its discretion. Fifty percent (50%) of the Total Potential Bonus (the “Annual Performance Target Bonus”) will initially be based on the goals to be determined in the discretion of the Compensation Committee. Fifty percent (50%) of the Total Potential Bonus will be at the sole discretion of the Compensation Committee, currently anticipated to take the form of a bonus for significant overachievement of performance goals. The above-referenced bonuses, if any are earned, will be paid to Executive within two and one-half months of the end of the fiscal year with respect to which the bonus relates. In addition, a portion of the Total Potential Bonus can be awarded to fund overachievement for fiscal year 2011, to the extent not previously authorized pursuant to the current employment agreement of Executive. To earn any bonus, Executive must remain employed with the Company through the end of the fiscal year with respect to which the bonus relates.

3. Except as expressly modified herein, all other terms and conditions of the Employment Agreement are hereby ratified and confirmed and shall remain in full force and effect.

4. This Amendment Agreement may be executed in multiple counterparts and may be delivered via facsimile, electronic mail in portable document format or other means intended to preserve the original graphical content of a signature. Any such counterpart shall constitute an original signature and all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment Agreement and made it effective as of the date and year first written above.

ORANGE 21 INC.		EXECUTIVE

By:	/s/ Michael Angel	/s/ Michael Marckx
Name: Michael Angel		Michael Marckx
Its: Interim Chief Financial Officer and Treasurer